UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 16, 2009

KESSELRING HOLDING CORPORATION
 (Exact name of registrant as specified in charter

Delaware	000-52375	20-4838580
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

602 West Valley Mall Blvd, Union Gap, WA 98901
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (509) 453-4683

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

/_/ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

/_/ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

/_/ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

/_/ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01                      Other Events.

On November 16, 2009, Joseph Silva, Chief Executive Officer of Kesselring Holding Corporation (“Kesselring”), accepted the resignation of two employees and terminated a third employee (the “Former Employees”) that were employed with King Brothers Woodworking, Inc. (“King Brothers”), a wholly-owned subsidiary of Kesselring.  The Former Employees refused to recognize Mr. Silva’s authority. The Former Employees, together with additional shareholders (the “Shareholders”) filed a Stockholders Derivative Complaint (including a Request for Temporary Restraining Order (“TRO”)) with the United States District Court Eastern District of Washington (the “Federal Court”) claiming, among other things, that Virgil Sandifer and Joseph Silva have been removed as the sole director of Kesselring and the sole officer of Kesselring, respectively.

The Shareholders, as part of the complaint, submitted a Memorial of Action by Stockholders Without a Formal Meeting (the “Memorial”).  These actions purported to be taken pursuant to the Memorial have resulted in an outright violation of Federal law including the Securities Exchange Act of 1934, as amended (the “34 Act”) and Regulation 14A and Regulation 14C as adopted under the 34 Act.

As a result of the above, Mr. Sandifer remains the sole director of Kesselring and Mr. Silva remains the sole officer of Kesselring, the sole officer and director of Kesselring Corporation, a wholly-owned subsidiary of Kesselring, and the chief executive officer and sole director of King Brothers.  The properly elected management and Board of Directors of Kesselring intend to continue to vigorously defend this action.  A decision from the Federal Court with respect to the TRO is presently pending.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KESSELRING HOLDING CORPORATION

Date: November 20, 2009	By:	/s/ Joseph Silva
Name: Joseph Silva
Title: Chief Executive Officer